UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): April 19, 2023

National CineMedia, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-33296			20-5665602
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)			(I.R.S. Employer Identification No.)

6300 S. Syracuse Way	Suite 300	Centennial	Colorado	80111
(Address of Principal Executive Offices)				(Zip Code)
(303) 792-3600
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 210.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Common Stock, par value $0.01 per share	NCMI	The Nasdaq Stock Market LLC
(Title of each class)	(Trading symbol)	(Name of each exchange on which registered)
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.
On April 19, 2023, National CineMedia, Inc (the “Company”) received a letter from The Nasdaq Stock Market LLC (“Nasdaq”) indicating that as a result of National CineMedia, LLC filing a voluntary petition for reorganization under Chapter 11 of title 11 of the United States Code in the U.S. Bankruptcy Court for the Southern District of Texas on April 12, 2023, as previously disclosed, and in accordance with Nasdaq Listing Rule 5100, the Nasdaq Staff determined that the Company is a “public shell” and that continued listing of the Company’s common stock is no longer warranted. The letter advises that Nasdaq will suspend trading of the common stock on April 28, 2023 and that Nasdaq will file a Form 25-NSE with the Securities and Exchange Commission to effect the delisting of common stock unless the Company requests an appeal of this determination. The Company filed such an appeal with the Nasdaq Hearings Panel (the “Panel”) on April 21, 2023. Such hearing request is expected to stay the suspension and delisting of the Company’s securities pending the Panel’s decision.

There can be no assurance that Nasdaq will grant our request for continued listing or whether there will ultimately be value in our common stock. The Company does not know the timing of any delisting event if the outcome of the appeal is adverse. Delisting our common stock may adversely impact its liquidity, impair our stockholders’ ability to buy and sell our common stock, impair our ability to raise capital, and the market price of our common stock could decrease. Delisting our common stock could also adversely impact the perception of our financial condition and have additional negative ramifications, including loss of confidence by our employees, the loss of institutional investor interest and fewer business opportunities.

The Company anticipates that, in the event of an adverse decision on appeal or the request for an appeal does not result in a stay of the suspension of trading of our common stock, our common stock will begin trading on the OTC Pink marketplace under the symbol “NCMI”. The Company can provide no assurance that the common stock will commence or continue to trade on this market, whether broker-dealers will continue to provide public quotes of the common stock on this market, whether the trading volume of the common stock will be sufficient to provide for efficient trading market or whether quotes for the common stock will continue on this market in the future.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NATIONAL CINEMEDIA, INC.

Dated: April 21, 2023	By:	/s/ Ronnie Y. Ng
Ronnie Y. Ng
Chief Financial Officer